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                                                                  EXHIBIT 10.7.2


1    Engagement Letter

          March 5, 1999

          Mr. Bruce Shirey
          Cardservice International
          4227 Sunrise Blvd.
          Fair Oaks, CA 95628

          Re:  Engagement Letter (EL) - License Agreement Addendum B

          Dear Bruce,

          We are pleased to have the opportunity to provide our services to Cardservice International. This letter will document our agreement regarding the development of electronic check processing capability for Virtual LinkPoint and LinkPoint HTML.

          Scope of Services

          Beginning on February 8th, 1999, ClearCommerce Corp. initiated development of electronic check processing capabilities for both the Virtual LinkPoint and LinkPoint HTML products along with other system components developed previously for Cardservice International (CSI) by ClearCommerce Corp. (CCC). Attachment A, Software Requirements Specification, documents the specifications for electronic check processing.

          The implementation plan for developing electronic check capabilities is described in Attachment B, CSI Check Processing Implementation Plan.

          Attachment A and B together comprise the Scope of Services.

          Any change in the specified Scope of Services must be mutually agreed upon by the parties in writing. ClearCommerce consent should be obtained if any change in Cardservice requirements, software or hardware will affect ClearCommerce's estimates. Cardservice agrees to pay for any unauthorized changes which affect estimates.

          Terms and Conditions

          These Services will be provided at the agreed rates stated in the License and Service Agreement between ClearCommerce Corp. and Cardservice's International signed on June 30/th/, 1998. Specifically, for features that CCC has planned for future enhancements to CCC's products, Cardservice will be billed at a rate of [*].

          As discussed in Section 3.4 of this proposal, the estimated development effort for check processing is [*]. Based on the rates discussed above, the estimated cost of developing electronic check processing capability is [*], plus out-of-pocket expenses. Since approximately [*] of the development of electronic check processing (see Section 2, Background, for details), the estimated cost of developing check processing as currently defined will be reduced by that amount, resulting in net estimated cost of [*], plus out-of-pocket expenses.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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          This check processing feature is [*] in the License Agreement
          Addendum A, dated December 31, 1998 per Section B.3. of that Addendum.

          The Services specified above are provided [*]. The estimate provided above is to be used for your budgeting and ClearCommerce's resource scheduling purposes.

          The terms and conditions of this Engagement Letter (License Agreement Addendum B) are hereby incorporated into the License and Service agreement and its attachments ("License Agreement"), executed June 30, 1998, and becomes an addendum to the License Agreement. The terms of the License Agreement hereby apply to this Addendum B upon execution by CSI. Any terms specified herein that conflict with the terms of the License Agreement shall supersede the terms of the License Agreement, including the attachments. This Addendum B only applies to those products specified herein and to the extent noted.

          Should you have any questions or concerns about our proposal, please call me at (512) 977-5615.

          Sincerely,

          Johnny L. King
          Vice President
          Professional Services

          Execution of this Engagement Letter by the parties signifies the agreement of the parties to the terms set forth herein, with an execution date of the last signature below.

          CLEARCOMMERCE CORPORATION          Cardservice International

          BY:_________________________       BY:_________________________

          PRINTED                            PRINTED
          NAME:_______________________       NAME:_______________________

          TITLE:______________________       TITLE:______________________

          DATE:_______________________       DATE:_______________________


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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